UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 3, 2014

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 3, 2014, DCT Industrial Trust Inc. (the “Company”) (NYSE: DCT) and the Company’s operating partnership, DCT Industrial Operating Partnership LP, of which the Company is the sole general partner, entered into a purchase agreement with Wells Fargo Securities, LLC (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, the Company agreed to sell 13,500,000 shares of common stock, par value $0.01 per share, at a per share purchase price to the public of $8.42. Pursuant to the Purchase Agreement, the Company granted the underwriter an option to purchase up to 2,025,000 additional shares of common stock within 30 days after the offering. The common stock is being offered and sold pursuant to a prospectus supplement, dated November 4, 2014 and related prospectus, dated November 20, 2012, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-185066). The offering closed on November 7, 2014. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the filing of the Purchase Agreement, we are filing as Exhibit 5.1 hereto an opinion of our counsel, Goodwin Procter LLP, regarding the legality of the securities being registered.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description of Exhibits

+1.1	Purchase Agreement, dated November 3, 2014, by and among DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP, and Wells Fargo Securities, LLC.

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

+23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: November 7, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

+1.1	Purchase Agreement, dated November 3, 2014, by and among DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP, and Wells Fargo Securities, LLC.

+5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.

+23.1	Consent of Goodwin Procter LLP (contained in its opinion filed as Exhibit 5.1 and incorporated herein by reference).

+	Filed herewith.

4